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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8
                     (POST-EFFECTIVE AMENDMENT NO. 1)

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                              ALPHATRADE.COM
                              --------------
          (Exact Name of Registrant as Specified in its Charter)


            Nevada                          98-0211652
            ------                          ----------
  (State or Other Jurisdiction         (IRS Employer ID No.)
  of incorporation or organization)


                    Suite 400, 1111 West Georgia Street
               Vancouver, British Columbia, Canada V6E 4M3
               -------------------------------------------
               (Address of Principal Executive Offices)

                           (604) 681-7503
                           --------------
           (Issuer's Telephone Number, including Area Code)

                    2000 Stock Incentive Plan
                    -------------------------
                      (Full Title of the Plan)

                              Penny Perfect
                  Suite 400, 1111 West Georgia Street
               Vancouver, British Columbia, Canada V6E 4M3
               -------------------------------------------
                (Name and Address of Agent for Service)

                            (604) 681-7503
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE (1)
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Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock       327,000      $0.20 (2)       $ 65,400        $ 314.12
                   803,000      $0.50 (2)       $401,500
                   590,000      $0.20 (2)       $118,000        $ 164.02

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     (1)  Calculated according to Rule 230.457(h) of the Securities and
          Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan.

     (2) This post-effective amendment is filed for the sole purpose of reflecting a reduction in the exercise price of the 1,720,000 shares underlying options that were registered on the Company's Registration Statement on Form S-8, filed October 19, 2000. See the Company's Current Report on Form 8-K, which was filed on December 14, 2000.

                               SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                              REGISTRANT:


Date: Dec. 14, 2000          By /s/ Penny Perfect
     --------------             ----------------------
                                Penny Perfect
                                President, CEO and Director


          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date: Dec. 14, 2000          By /s/ Penny Perfect
     --------------             ---------------------
                                Penny Perfect
                                President, CEO and Director


Date: Dec. 14, 2000          By /s/ Gordon Muir
     --------------             ---------------------
                                Gordon Muir
                                Director


Date: Dec. 14, 2000          By /s/ Victor Cardenas
     --------------             ---------------------
                                Victor Cardenas
                                Director


Date: Dec. 14, 2000          By /s/ Lisa McVeigh
     --------------             ---------------------
                                Lisa McVeigh
                                Director


Date: Dec. 14, 2000          By /s/ Raymond Hatch
     --------------             ---------------------
                                Raymond Hatch
                                Director